CERTIFICATE OF
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EB2B COMMERCE, INC.


TO:      The Department of the Treasury
         State of New Jersey

                Pursuant to the provisions of Section 14A: 7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation, for the purpose of amending its Certificate of Incorporation, hereby certifies as follows:

                (a)  The name of the "Corporation" is eB2B Commerce, Inc.

                (b) Article Sixth of the Corporation's Certificate of Incorporation is hereby amended by adding, as Exhibit D to such Article Sixth, the terms of Series D Convertible Preferred Stock set forth in the resolution duly adopted by the Corporation's Board of Directors which is attached hereto as Exhibit A and made part hereof.

                (c) The resolution was adopted by the Board of Directors at a special meeting of the Board of Directors on December 19, 2001.

                (d) The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are stated in the resolution.

                  IN TESTIMONY WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer as of the 2nd day of January 2002.

                                      EB2B COMMERCE, INC.



                                      By:          /s/ Richard S. Cohan
                                           -----------------------------------
                                           Richard S. Cohan
                                           Chief Executive Officer and President

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                                    EXHIBIT A

                                    TERMS OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                               EB2B COMMERCE, INC.


                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby authorizes a series of the Corporation's previously authorized preferred stock, par value $.0001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:


                                    EXHIBIT D

                      Series D Convertible Preferred Stock:

        1. Number of Shares and Designations. Ninety-Five Thousand (95,000) shares of the Preferred Stock at an issuance price of $10.00 per share (the "Original Purchase Price") of the Company are hereby constituted as a series of Preferred Stock of the Company designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock").

        2.  Dividend Provisions.

        (a) Subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, ratably with any declaration or payment of any dividend with holders of the Common Stock of the Company, when, as and if declared by the Board of Directors, based on the number of shares of Common Stock into which each share of Series D Preferred Stock is then convertible.

        (b) The dividend rate on the Series D Preferred Stock shall be $1.20 per share per annum. Such dividends shall be cumulative on each share of Series D Preferred Stock from the date of issuance.

        3. Rank. The Series D Preferred Stock shall rank: (i) junior to each of the Company's Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock"), and Series C Convertible Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock"), and any other class or series of capital stock of the

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Company hereafter created specifically ranking by its terms senior to the
Series D Preferred Stock (collectively, with the Series B Preferred Stock and Series C Preferred Stock, the "Senior Securities"); (ii) prior to all of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), and any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the Series D Preferred Stock (collectively, with the Common Stock, the "Junior Securities"); and (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series D Preferred Stock (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.

        4.  Liquidation Preference; Sale of Company

        (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series D Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights, and before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Junior Securities, an amount in cash equal to (i) $10.00 per share, representing the Original Purchase Price (the "Liquidation Preference Amount"), (ii) the dividend described in Section 2(a) whether declared or not and (iii) any other declared but unpaid dividends. If, upon such Liquidation, the assets of the Company available for distribution to the holders of Series D Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series D Preferred Stock and Parity Securities, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series D Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount available for distribution on all shares of the Series D Preferred Stock and of such Parity Securities, if any.


        (b) Upon the occurrence of a merger or consolidation of the Company where the stockholders of the Company own, on a fully diluted basis, less than a majority of the equity securities of the merged or combined entity, a sale of all or substantially all of the assets of the Company, or an acquisition of 50% or more of the Company's voting capital stock, the holders of the Series D Preferred Stock shall share in the proceeds of any such transaction, pro rata, with all holders of the Company's Common Stock, calculated on "as converted" basis.

        5. Redemption. If by November 30, 2002 (the "Redemption Date"), the Company does not obtain the Approval (as hereinafter defined in Section
6(a) below), each share of Series D Preferred Stock shall be redeemable, at the option of the holder thereof, for $10.00 per share in cash, plus all accrued and unpaid dividends from the date of issuance through the Redemption Date (the "Redemption Amount"). In the event of such a redemption, the holders shall be required to surrender such certificate or certificates for the shares for cancellation within 30 days of the Redemption Date in order

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to receive  the  Redemption  Amount;  however,  failure of the holder to so surrender the certificate(s) shall not effect the redemption of the shares, provided an affidavit of lost certificate(s) shall be presented to the Company.


        6. Conversion. The Series D Preferred Stock shall be convertible into Common Stock only as follows:

        (a) Automatic Conversion. Upon stockholder approval of the acquisition of Bac-Tech Systems, Inc. and/or the issuance of shares of Series D Preferred Stock in connection therewith (the "Approval"), each share of Series D Preferred Stock outstanding shall, inclusive of any dividend accrued on such share, without any action on the part of the holder thereof, be deemed automatically converted into 52.631578 shares of fully paid and non-assessable shares of Common Stock of the Company, subject to adjustment as provided below. The Company agrees to seek such Approval at its next annual or special meeting of stockholders. The number of shares of Common stock into which each share of Series D Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate." The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the "Conversion Shares."

        (b) Mechanics of Conversion. Upon receiving Approval pursuant to the provisions of Section 6(a), the Company shall deliver to each such holder at its address appearing on the records of the Company a written notice of the conversion of the shares (the "Conversion Notice"), requesting surrender of the holder's certificate or certificates therefor for cancellation and written instructions regarding the registration and delivery of a certificate for the Conversion Shares. In the event the holder receives a Conversion Notice, the holder shall be required to surrender such certificate or certificates for the shares for cancellation within five business days of the Conversion Notice (the "Conversion Date"), but the failure of the holder to so surrender the certificates shall not affect the conversion of the shares into Conversion Shares, provided that if the certificate or certificates are not surrendered, an affidavit of lost certificate(s) shall be provided. No holder of the shares shall be entitled upon conversion of such shares to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of the shares. In the event the holder does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the holder and shall forward such certificates to the holder at its address appearing on the records of the Company. The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date and the person entitled to receive a share certificate for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of the shares for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, the certificates shall, until surrendered to the Company, represent the right to receive the Conversion Shares through, but excluding, the Conversion Date.

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        (c) Conversion Rate Adjustments. The Conversion Rate of the Series D
Preferred Stock shall be subject to adjustment from time to time. In case the Company shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

        (d) Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series D Preferred Stock from time to time outstanding.

        (e) Fractional Shares.

            (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in Subsection (ii) of this Section 6(e)) of the Common Stock on the day of conversion.

            (ii) For the purposes of any computation under Subsection
6(e)(i), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days prior to the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

        (f) Taxes, Etc. The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series D Preferred Stock. However, the Company shall not be required to pay any tax

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

which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series D Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

        (g) Assurances. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

        (h) Reissuance. No shares of Series D Preferred Stock which have been converted to Common Stock shall be reissued by the Company, provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series, rights or preferences and may thereafter be issued as a share of Preferred Stock not designated as Series D Preferred Stock.

        7. Status of Converted Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be cancelled and shall not be issuable by the Company. The Certificate of Incorporation may be appropriately amended from time to time to effect the corresponding reduction in the Company's authorized capital stock.

        8.  Miscellaneous.

        (a) There is no sinking  fund with respect to the Series D Preferred
Stock.

        (b) The shares of the Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Amendment to the Certificate of Incorporation.

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         IN WITNESS WHEREOF, eB2B Commerce, Inc. has caused this Certificate of
Amendment to be executed this 2nd day of January, 2002.


                                        eB2B COMMERCE, INC.



                                        By:       /s/ Richard S. Cohan
                                            ------------------------------------
                                        Name:   Richard S. Cohan
                                        Title:  CEO


Attest:


By:     /s/ Margery L. Flax
   -----------------------------
Name:    Margery L. Flax
Title:   Executive Assistant


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